UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________ FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2009

GENTA INCORPORATED
________________________________________ (Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive, Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2009, Martin J. Driscoll informed Genta Incorporated, a Delaware Company (the “Company”), of his decision not to stand for re-election to the Company’s Board of Directors at the Company’s upcoming 2009 Annual Meeting of Stockholders (the “Annual Meeting”) and his decision to no longer be a member of the Compensation Committee, Audit Committee or Nominating and Corporate Governance Committee, the terms of which would have commenced as of the date of the Annual Meeting held on August 26, 2009. Mr. Driscoll’s positions on the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee will be taken over by another independent member of the Company’s Board of Directors, as determined by a majority of the Board of Directors.  There is no disagreement between Mr. Driscoll and the Company on any matter relating to the Company’s operations, policies or practices.

On August 26, 2009, as more fully described below, the Company received the requisite stockholder approval to implement its 2009 Stock Incentive Plan, as to which its Chief Executive Officer, Chief Financial Officer and other named executives may participate, the terms and conditions of which were set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on July 21, 2009 and are incorporated herein by reference.

Item 8.01.                      Other Events

On August 26, 2009, the Company held its Annual Meeting.  The total number of outstanding shares of common stock entitled to vote at the Annual Meeting was 87,624,964.  The Company’s stockholders were asked to consider and vote upon the following three proposals:

(1)           to elect four Directors to the Company’s Board of Directors to serve a one-year term expiring at the next Annual Meeting of Stockholders and until such Director’s successor shall have been elected and qualified;

(2)           to approve the implementation of the Company’s 2009 Stock Incentive Plan; and

(3)           to ratify the appointment of Amper Politziner & Mattia, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2009.

On August 26, 2009, the inspector of election certified the results of the vote as follows:

Proposal 1

Name of Board Nominee	For	Withheld
Christopher P. Parios	82,697,784	4,927,180
Daniel D. Von Hoff	82,693,109	4,931,855
Raymond P. Warrell, Jr.	81,258,772	6,366,192
Douglas G. Watson	82,656,187	4,968,777

	For	Against	Abstain
Proposal 2	34,443,771	2,480,073	253,930

	For	Against	Abstain
Proposal 3	84,002,329	2,998,273	624,362

For Proposal 1, each nominee received the affirmative vote of a plurality of the shares of Common Stock cast by the stockholders present in person or represented by proxy at the Annual Meeting.  For Proposal 2 and Proposal 3, the Company received the affirmative vote of a majority of the of the shares of Common Stock cast by the stockholders present in person or represented by proxy at the Annual Meeting. Therefore, each proposal was approved by the requisite number of votes at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

By:	/s/ GARY SIEGEL
Gary Siegel
Vice President, Finance

Dated:                      August 26, 2009